Exhibit 10.2


                      DESIGNATIONS, PREFERENCES AND RIGHTS
                                       OF
               SERIES A CONVERTIBLE PARTICIPATING PREFERRED STOCK
                                       OF
                                   THCG, INC.


                            I. DESIGNATION AND AMOUNT

         The designation (this "Certificate of Designation") of this series, which consists of 5000 shares of Preferred Stock of THCG, Inc., a Delaware corporation (the "Company"), is the Series A Convertible Participating Preferred Stock (the "Preferred Stock") and the stated value shall be One Thousand Dollars ($1,000.00) per share (the "Face Amount").

                                  II. DIVIDENDS

         The Preferred Stock will bear no dividends.

                            III. CERTAIN DEFINITIONS

         For purposes of this Certificate of Designation, the following terms shall have the following meanings:

         A. "Aggregate Purchase Price" shall have the meaning set forth in the Securities Purchase Agreement, dated as of August 1, 2000, by and among the Company and the other signatories thereto (the "Securities Purchase Agreement").

         B. "Bankruptcy Event" shall mean any one or more of the following: (i) the commencement of any voluntary proceeding by the Company seeking entry of an order for relief under Title 11 of the United States Code or seeking any similar or equivalent relief under any other applicable federal or state law concerning bankruptcy, insolvency, creditors' rights or any similar law; (ii) the making by the Company of a general assignment for the benefit of its creditors or any portion of them; (iii) the commencement of any involuntary proceeding respecting the Company seeking entry of an order for relief against the Company in a case under Title 11 of the United States Code or seeking any similar or equivalent relief under any other applicable federal or state law concerning bankruptcy, insolvency, creditors' rights or any similar law that is not dismissed within 90 days of commencement; (iv) entry of a decree or order respecting the Company by a court having competent jurisdiction, which decree or order (x) results in the appointment of a receiver, liquidator, assignee, examiner, custodian, trustee,

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sequestrator (or other similar  official) for the Company or for any substantial part of its property or (y) orders the winding up, liquidation, dissolution, reorganization, arrangement, adjustment, or composition of the Company or any of its debts; (v) the appointment, whether or not voluntarily by the Company, of a receiver, liquidator, assignee, examiner, custodian, trustee, sequestrator (or other similar official) for the Company or for any substantial part of its property; (vi) the failure by the Company to pay, or its admission in writing of its inability to pay, its debts generally as they become due; (vii) the exercise by any creditor of any right in connection with an interest of such creditor in any substantial part of the Company's property, including, without limitation, foreclosure upon all or any such part of the Company's property, replevin, or the exercise of any rights or remedies provided under the Uniform Commercial Code with regard thereto; (viii) the making of, or the sending of a notice of, a bulk transfer by the Company; (ix) the calling by the Company of a general meeting of its creditors; and (x) the consent by the Company to any of the actions, appointments, or proceedings described herein. For purposes of this paragraph, the "Company" shall also refer to any material subsidiary thereof.

         C. "Closing Date" shall have the meaning set forth in the Securities Purchase Agreement.

         D. "Closing Bid Price" means, for any security as of any date, the closing bid price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg Financial Markets or a comparable reporting service of national reputation selected by the Company and reasonably acceptable to Holders (as defined herein) of a majority of the aggregate principal amount represented by the then outstanding Preferred Stock (with the consent, not to be unreasonably withheld or delayed, of the Initial Holder (as defined herein) so long as the Initial Holder continues to own Preferred Stock) ("Majority Holders") if Bloomberg Financial Markets is not then reporting closing bid prices of such security ("Bloomberg"), or if the foregoing does not apply, the last reported sale price of such security in the over-the-counter market on the electronic bulletin board of such security as reported by Bloomberg, or, if no sale price is reported for such security by Bloomberg, the average of the bid prices of all market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc. If the Closing Bid Price cannot be calculated for such security on such date on any of the foregoing bases, the Closing Bid Price of such security on such date shall be the fair market value as reasonably determined by an investment banking firm selected by the Company and reasonably acceptable to the Majority Holders, with the costs of such appraisal to be borne by the Company.

         E. "Conversion Date" means, for any Optional Conversion (as defined herein), the date specified in the notice of conversion attached hereto as Exhibit A (the "Notice of Conversion"), or if no date is specified therein, the date the Notice of Conversion is faxed or otherwise delivered to the Company; provided, however, that the Conversion Date shall not be prior to the date of delivery of the Notice of Conversion and any Notice of Conversion delivered to the Company on a day which is not a business day shall be deemed delivered as of the next following business day.

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         F.  "Conversion  Price" means,  with respect to any Conversion Date (i)
prior to the earlier of (x) the date on which a Material Adverse Change (as defined below) occurs, and (y) the date which is one hundred and fifty one (151) days after the Closing Date, the Fixed Conversion Price (as defined herein); and
(ii) from and after the earlier of such dates, the lower of the Fixed Conversion Price and the Variable Conversion Price (as defined herein), each as in effect as of such date, subject to adjustment as provided herein.

         G. "Fixed Conversion Price" means $5.039. The Fixed Conversion Price is subject to adjustment as provided herein.

         H. "Liquidity Conditions" means all shares of Common Stock issuable upon conversion of all outstanding shares of Preferred Stock, upon exercise of all outstanding Warrants (as defined in the Securities Purchase Agreement) (in each case, without giving effect to any limitation on conversion or exercise)
(i) are then authorized and reserved for issuance, (ii) have been registered for resale in an appropriate and an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), available for immediate use by the Holder and qualified or exempt under applicable state securities laws so that the holder thereof may immediately thereafter resell such shares of Common Stock, (iii) are listed for trading on any of the Nasdaq National Market or the New York Stock Exchange.

         I. "Market Price," as of any date, means the average of the Closing Bid Prices for the shares of Common Stock for the ten (10) trading days immediately preceding, but not including, such date; provided, however, that in no event, shall the Market Price be greater than the Closing Bid Price on the day immediately preceding the determination date.

         J. "Material Adverse Change" means any change which has a material adverse effect on the business, operations, properties, financial condition, or operating results of the Company and its subsidiaries taken as a whole;
provided, however, a Material Adverse Change shall not include (i) adverse general economic conditions, (ii) adverse general industry conditions, (iii) adverse changes resulting solely from a decline in the price of the Company's Common Stock or (iv) fluctuations in the market value of securities held by the Company or any of its subsidiaries.

         K. "Premium" means $1000 x (N/365) x R, where

                  N = the number of days from the Closing Date to, and including, the Conversion Date and,

                  R =      0.10

         Premium is payable quarterly on the last business day of each calendar quarter and except as provided in Section IV.G(i) hereof, the Premium shall be paid in cash prior to the date on which the Registration Statement filed pursuant to Section 2.1 of the Registration Rights Agreement (the "Registration Statement") is declared effective and thereafter, if and so long as

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the Liquidity  Conditions are satisfied and the Company has delivered all shares free from any restrictive legend to the extent required under the Securities Purchase Agreement (except to the extent Purchaser has not been damaged by a
failure  to  so  deliver  by  the  Company  or,  if  damaged,   has  been  fully
compensated), by issuance of shares of Common Stock (at a price per share equal to the Market Price on the date on which the Premium is paid) or additional shares of Preferred Stock of Face Amount equal to the Premium, provided, however, R shall be 0.08 from and after the date on which the Registration Statement is declared effective, if such date is within one hundred (100) days after the Closing Date.

         L. "Purchaser" and "Purchasers" shall have the meanings set forth in the Securities Purchase Agreement and "Holder" and "Holders" mean the initial holder of the Preferred Stock (the "Initial Holder") and its successors and assigns as permitted under this Certificate of Designation.

         M. "Registration Rights Agreement" means the Registration Rights Agreement referred to in the Securities Purchase Agreement.

         N. "Variable Conversion Price" means, with respect to any applicable Conversion Date, ninety percent (90%) of the average of the Closing Bid Prices on the five (5) days which constitute the lowest five-consecutive day average Closing Bid Price of the Company's Common Stock during the twenty-two (22) consecutive trading days immediately preceding, but not including, the Conversion Date (subject to equitable adjustment for any stock splits, stock dividends, reclassifications or similar events during such twenty two (22) trading-day period), subject to further adjustment, if any, as provided herein.

                                 IV. CONVERSION

         A. Conversion at the Option of the Holder. Subject to the limitations on conversions contained in Section IV.G, each Holder may, at any time immediately following the Closing and from time to time thereafter convert (an "Optional Conversion") any or all of its shares of Preferred Stock into a number of fully paid and non-assessable shares of Common Stock determined, for each share of Preferred Stock so to be converted, in accordance with the following formula:

                     (Premium (accrued but unpaid) + $1000)
              -----------------------------------------------------
                                Conversion Price

         B. Mechanics of Conversion. In order to effect an Optional Conversion, a Holder (a "Converting Holder") shall fax (or otherwise deliver) a copy of the fully executed Notice of Conversion to the Company. Upon receipt by the Company of a facsimile copy of a Notice of Conversion from a Converting Holder, the Company shall immediately send, via facsimile, a confirmation to the Converting Holder stating that the Notice of Conversion has been received, the date upon which the Company expects to deliver the Common Stock upon conversion

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(assuming  proper delivery of  certificate(s)  representing the Preferred Stock)
and the name and telephone number of a contact person at the Company regarding the conversion. Promptly following the faxing (or other delivery) of the Notice of Conversion, the Holder shall surrender or cause to be surrendered to the Company the certificates representing the Preferred Stock being converted (the "Preferred Stock Certificates") and a copy of the Notice of Conversion (or, in lieu thereof, materials contemplated by Section XIV.B, if applicable).

         C. Delivery of Common Stock Upon Conversion. Subject to Section IV.F hereof, upon the delivery of a Notice of Conversion, the Company shall as soon as practicable, but in any event no later than the later of (a) the day that is three business days following the Conversion Date and (b) the day that is the first business day following the date of surrender of the Preferred Stock Certificates (or satisfaction of the provisions of Section XIV.B, if applicable) (the "Delivery Period"), issue and deliver to the Converting Holder (or at its direction) (x) that number of shares of Common Stock issuable upon conversion of such shares of Preferred Stock being converted and (y) a certificate representing the number of shares of Preferred Stock not being converted, if any. Delivery under this Section IV. C may be made personally or by reputable overnight courier. The person or persons entitled to receive shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares at the close of business on the Conversion Date and such shares shall be issued and outstanding as of such date.

         D. Taxes. The Company shall pay any and all taxes (other than transfer or income taxes) which may be imposed with respect to the issuance and delivery of the shares of Common Stock upon the conversion of the Preferred Stock.

         E. No Fractional Shares. No fractional shares of Common Stock are to be issued upon the conversion of Preferred Stock, but the Company shall instead round up to the next whole number the number of shares of Common Stock to be issued upon such conversion.

         F. Conversion Disputes. In the case of any dispute with respect to a conversion, the Company shall promptly issue such number of shares of Common Stock as are not disputed in accordance with Sections IV.A and IV.C hereof. If such dispute only involves the calculation of the Conversion Price, the Company shall submit the disputed calculations to an independent accounting firm of national standing (reasonably acceptable to the Converting Holder) via facsimile within two (2) business days of receipt of the Notice of Conversion. The accountant shall audit the calculations and notify the Company and the Holder of the results no later than five (5) business days from the date it receives the disputed calculations. The accountant's calculation shall be deemed conclusive, absent manifest error. As soon as possible thereafter, the Company shall then issue the appropriate number of shares of Common Stock in accordance with Sections IV.A and IV.C hereof.

         G. Limitations on Conversions. The conversion of shares of Preferred Stock shall be subject to the following limitations (each of which limitations shall be applied independently):

                  (i) Cap Amount. In no event shall the total number of shares of Common Stock issued upon conversion of the Preferred Stock exceed 2,529,568 shares (the "Cap Amount"). A Holder's allocable portion of the Cap Amount shall be applied to the Preferred Stock held by it on the basis set forth in Section XIV(C). Conversions of partial shares of Preferred Stock shall be permitted to reach a Holder's allocable portion of the Cap Amount. In the event the Company is prohibited from issuing shares of Common Stock as a result of the operation of this subparagraph (i), the Company shall, within thirty (30) days of the conversion which results in a Holder reaching its allocable portion of the Cap Amount, redeem all shares of Preferred Stock held by such Holder which may no longer be converted due to the operation of this subparagraph (i) at a redemption price equal to $1.00 for all such shares of Preferred Stock in the aggregate.

                  (ii) No Five Percent Holders. Notwithstanding anything to the contrary contained herein, the Preferred Stock shall not be convertible by a Holder to the extent (but only to the extent) that, if convertible by such Holder, such Holder would beneficially own in excess of 4.9% of the shares of Common Stock. For the purposes of this paragraph, beneficial ownership and all determinations and calculations, including without limitation, with respect to calculations of percentage ownership, shall be determined in accordance with
Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Regulation 13D and G thereunder. For clarification, it is expressly a term of this Certificate of Designation that the limitations contained in this Section shall apply to each successor Holder.

         H. Required Conversions

                    (i) At  Maturity.  Subject to the  limitations  set forth in
Section IV.G and provided the Liquidity Conditions are satisfied and, except to the extent Purchaser has not been damaged by such a failure or if damaged, has been fully compensated therefor, the Company has issued shares of Common Stock free of restrictive legends as required under the Securities Purchase Agreement, each share of Preferred Stock outstanding on the third (3rd) anniversary of the Closing Date (the "Maturity Date") (and any accrued and unpaid Conversion
Default Payments (as defined herein)), automatically shall be converted into shares of Common Stock on such date in accordance with the conversion formula set forth in Section IV.A (the "Required Conversion at Maturity"), except as to any Holder who elects otherwise in the event that a Bankruptcy Event has occurred and is continuing. If a Required Conversion at Maturity occurs, the Company and the Holders shall follow the applicable conversion procedures set forth in this Article IV; provided, however, that a Notice of Conversion shall be deemed to be delivered to the Company on the Maturity Date. In the event that the limitations set forth in this clause (i) or in Section IV.G (ii) prevent the conversion of all of the Preferred Stock on the Maturity Date, any unconverted Preferred Stock shall continue to be subject to Required Conversion at Maturity as set forth in this Section IV.H at such time as the limitations set forth in this clause (i) or in Section IV.G (ii) do not prevent such conversion for a period of at least twenty (20) consecutive trading days. Each share of Preferred Stock which as a result of the limitations of Section IV.G(ii) remains unconverted at the Maturity Date, shall remain fully convertible in accordance with this Certificate of Designation until such time as the limitations of
Section  IV.G(ii) no
longer prevent such conversion and such share is in fact converted pursuant to this Section. Notwithstanding anything to the contrary contained herein, if a conversion of any shares of Preferred Stock at the Maturity Date is prohibited as a result of the Cap Amount, the Company shall redeem all such shares of Preferred Stock held by a Holder which can no longer be converted due to the operation of the Cap Amount for a redemption price equal to $1.00 in the aggregate.

                    (ii) Forced Conversion. Provided (a) the Company has timely honored all Notices of Conversion, except to the extent Purchaser has not been damaged by such a failure or, if damaged, has been fully compensated therefor,
(b) all of the Common Stock issuable upon conversion of the Preferred Stock (at the time of delivery of the Forced Conversion Notice (as defined below) and for each day thereafter through the Effective Time of the Forced Conversion (as defined herein)) is covered by an effective Registration Statement, (c) all such Common Stock can be sold pursuant thereto at all times during the period from the date which is twenty (20) trading days prior to delivery of the Forced Conversion Notice until the date on which such Forced Conversion becomes effective (the "Effective Time of the Forced Conversion"), (d) all other Liquidity Conditions (as defined in Article III hereof) are then satisfied and have been satisfied for the twenty (20) immediately preceding business days, (e) the Company has not failed to remove a legend at the request of Purchaser as required under the Securities Purchase Agreement, except to the extent Purchaser has not been damaged by such a failure or if damaged, has been fully compensated therefor, (f) the Company is not then in violation of any of its material obligations under the Securities Purchase Agreement, the Registration Rights Agreement, the Warrants or the terms of the Preferred Stock (which violations remain uncured), and (g) the Closing Bid Price of the Common Stock for each of the ten (10) consecutive trading days preceding the delivery of the Forced Conversion Notice is greater than two hundred percent (200%) of the then-effective Fixed Conversion Price, the Company may, by notice delivered to the Holders (the "Forced Conversion Notice"), cause each share of the Preferred Stock outstanding on the date which is ten (10) days after delivery of such notice to be automatically converted into shares of Common Stock on such date in accordance with the conversion formula set forth in Section IV. A (the "Forced Conversion"), except as to any Holder who elects otherwise in the event that a Bankruptcy Event has occurred and is continuing.

         I. Electronic Transmission. In lieu of delivering physical certificates representing the Common Stock issuable upon conversion, provided the Company's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program (the "FAST Program"), upon request of a Holder, the Company shall use its reasonable best efforts to cause its transfer agent to electronically transmit the Common Stock issuable upon conversion to the Holder by crediting the account of Holder's prime broker with DTC through its Deposit Withdrawal Agent Commission system. The Company shall use its reasonable best efforts to participate in an electronic delivery system reasonably acceptable to Holder within twelve (12) months from the date of this Agreement.

               V. RESERVATION OF AUTHORIZED SHARES OF COMMON STOCK

         On the Closing Date and thereafter, the Company shall have authorized and reserved and keep available for issuance not less than the Cap Amount of shares of Common Stock (subject to equitable adjustment for any stock splits, stock dividends, reclassification or similar events and subject to reduction for the number of shares of Common Stock issued upon conversion of the Preferred Stock and upon the exercise of the Warrants) (the "Reserved Amount") solely for the purpose of effecting the conversion of the Preferred Stock. The Reserved Amount shall be allocated among the Holders as provided in Section XIV (C).


                           VI. INTENTIONALLY OMITTED.

              VII. FAILURE TO SATISFY CONVERSIONS OR REMOVE LEGENDS

         A. Conversion Default Payments. If, at any time, (x) a Holder submits a Notice of Conversion (or is deemed to submit such notice pursuant to Section IV.H) and the Company fails for any reason (other than because such issuance would exceed such Holder's allocated portion of the Cap Amount) to deliver, on or prior to the expiration of the Delivery Period for such conversion, such number of shares of Common Stock to which such Holder is entitled upon such conversion or (y) the Company provides notice (including by way of public announcement) to any Holder at any time of its intention not to issue shares of Common Stock upon exercise by any Holder of its conversion rights in accordance with the terms of the Preferred Stock (other than because such issuance would exceed such Holder's allocated portion of the Cap Amount) or (z) the Company fails to deliver certificates representing Common Stock to the Holder free from any restrictive legend to the extent required under the Securities Purchase Agreement (each of (x), (y) and (z) being a "Conversion Default") and such Conversion Default is not fully cured within three (3) days following the date of the Conversion Default, then the Company shall pay to such Holder damages in an amount equal to the product of (A) the Damages Amount times (B) D times (C)
 .01, where:

         "D" means the number of days beginning and including the date of the Conversion Default through and including the Cure Date with respect to such Conversion Default;

         "Damages Amount" means the Face Amount of the Preferred Stock with respect to which such Conversion Default occurred plus all Premium (accrued and unpaid) thereon as of the first day of the Conversion Default.

         "Cure Date" means (i) with respect to a Conversion Default described in clause (x) of its definition, the date the Company effects the conversion of the shares of Preferred Stock submitted for conversion (or such earlier date that the Purchaser voids the conversion as provided herein), (ii) with respect to a Conversion Default described in clause (y) of its definition, the date the Company effects the conversion of the shares of Preferred Stock submitted for conversion (or such earlier date that the Purchaser voids the conversion as provided herein) and (iii) with respect to a Conversion Default described in clause (z) of its definition, the date the Company delivers certificates representing the shares of Common Stock as a result of such conversion, free from any restrictive legend pursuant to the terms of the Securities Purchase Agreement.

         The  payments  to which a Holder  shall be  entitled  pursuant  to this
Section VII.A are referred to herein as "Conversion Default Payments." All Conversion Default Payments shall be paid in cash within ten (10) business days of a Holder's demand therefore (which demand may be made at any time and from time to time).

         B. Intentionally omitted.

         C. Certain Prohibited Announcements. Notwithstanding anything to the contrary contained in this Article VII, the Company shall not provide notice to any Holder, including by way of public announcement, at any time, of its intention not to issue shares of Common Stock to any Holder upon conversion in accordance with the terms of this Certificate of Designation (other than because such issuance would exceed such Holder's allocated portion of the Cap Amount).

         D. Registration Failure and Registration Suspension. If the aggregate duration of all Registration Failures and/or Registration Suspensions (each as defined in the Registration Rights Agreement) is greater than one hundred eighty
(180) days, then, beginning with the 180th day, for each subsequent day that a Registration Failure or Registration Suspension is in effect, then the Company shall, in lieu of additional payments under Section 2.3 of the Registration Rights Agreement, pay to each Holder of Preferred Stock damages in the amount of 1% of the aggregate Face Amount of Preferred Stock held by such Holder for each such subsequent day; provided, however, (a) no payment shall be due with respect to any day which is more than two years after the Closing Date; (b) the aggregate payments made under this Section VII D to any Holder shall not exceed the Face Amount of the Preferred Stock held by such Holder; (c) any amount of Conversion Shares (as defined in the Securities Purchase Agreement) that a Holder may sell pursuant to Rule 144 as of the time of calculation shall not be included in calculating the aggregate Face Amount of Preferred Stock held by such Holder; (d) any Preferred Stock held by a Holder that has been canceled or retired shall not be included in calculating the aggregate Face Amount of Preferred Stock held by such Holder, and (e) days that a Permitted Blackout (as defined in the Registration Rights Agreement) exists shall not be included as Registration Failures or Registration Suspensions for purposes of this Section VII D. All such cash payments shall be made within ten (10) days of a Holder's demand therefor, which demand may be made at any time and from time to time.

                      VIII. REDEMPTION AT COMPANY'S OPTION

         A. Redemption at Company's Option.

                  (i) Provided (a) the Company has timely honored all Notices of Conversion, except to the extent Purchaser has not been damaged by such a failure or, if damaged, has been fully compensated therefor, (b) all of the Common Stock issuable upon conversion of the Preferred Stock (at the time of delivery of the Optional Redemption Notice and for each day thereafter through the Effective Time of Redemption) is covered by an effective Registration Statement, (c) the resale of all such Common Stock can be effected pursuant thereto at all times during the period from the date which is twenty
(20) trading days prior to delivery of the Optional Redemption Notice until the Effective Time of Redemption (as defined herein), (d) all other Liquidity Conditions (as defined in Article III hereof) are then satisfied and have been satisfied for the twenty (20) immediately preceding business days, and (f) the Company has not failed to remove a legend at the request of a Purchaser if required to do so under the Securities Purchase Agreement, except to the extent Purchaser has not been damaged by such a failure or, if damaged, has been fully compensated therefor ("Redemption Conditions") and provided the Company is not then in violation of any of its material obligations under the Securities Purchase Agreement, the Registration Rights Agreements, the Warrants or the terms of the Preferred Stock (which violations remain uncured), then the Company shall have the right pursuant to Section VIII .A(ii) below to redeem for cash ("Redemption at Company's Election") all the then outstanding Preferred Stock for the Optional Redemption Amount (as herein defined), which right shall be exercisable by delivery of an Optional Redemption Notice (as defined herein) in accordance with the procedures set forth in Section VIII.C below. Notwithstanding the delivery of an Optional Redemption Notice, the Holders shall have the right to convert up to and including the Effective Time of Redemption.

         The "Optional Redemption Amount " with respect to any Holder of Preferred Stock under this clause means, if the Effective Time of the Redemption is (a) on or prior to the date which is ninety (90) days after the Closing Date, the greater of (x) one hundred and ten percent (110%) of the Face Amount of the Preferred Stock held by such Holder which is subject to redemption plus accrued but unpaid Premium plus any other amounts due with respect thereto and (y) the Benefit of the Bargain (as defined herein); (b) after the ninetieth (90th) day but on or before the one hundred eightieth (180th) day following the Closing Date, the greater of (x) one hundred fifteen percent (115%) of the Face Amount of the Preferred Stock held by such Holder which is subject to redemption plus accrued but unpaid Premium plus any other amounts due with respect thereto and
(y) the Benefit of Bargain; and (c) after the one hundred and eightieth (180th ) day following the Closing Date, the greater of (x) one hundred twenty percent (120%) of the Face Amount of the Preferred Stock held by such Holder which is subject to redemption plus accrued but unpaid Premium plus any other amounts due with respect thereto and (y) the Benefit of Bargain. The "Benefit of the Bargain" means (i) the number of Conversion Shares issuable upon the full conversion pursuant to Section IV. A of the Preferred Stock subject to redemption (without regard to any limitations on conversion herein or elsewhere contained, other than the Cap Amount) times (ii) the Closing Bid Price on the trading day immediately before the Effective Time of Redemption less the Conversion Price on such date.

         B. Limitations on Optional Redemption. The Company may not deliver an Optional Redemption Notice for a redemption for cash unless such redemption is with respect to all then-outstanding shares of Preferred Stock and unless the Company has ("Funding Availability"): (a) the full amount of the Optional Redemption Amount in cash, available in a demand or other immediately available account in a bank or similar financial institution; or (b) immediately available credit facilities, in the full amount of the Optional Redemption Amount in cash with a bank or similar financial institution (or binding commitment letters with respect thereto which commitment letters shall be subject only to commercially reasonable conditions to closing as to which the Company's Board of Directors has made a good faith business judgment will be fulfilled to permit consummation of the redemption hereunder); or (c) an agreement with a standby underwriter or qualified buyer ready, willing and able to purchase from the Company a sufficient face amount or number of shares or any debt or equity securities, subject to the limitations contained in the Securities Purchase Agreement and herein, to provide net proceeds in the full amount of the Optional Redemption Amount; or (d) a combination of the items set forth in the preceding clauses
(a), (b) and (c), aggregating the full amount of the Optional Redemption Amount in cash. Any Optional Redemption Notice delivered in accordance with the foregoing shall be accompanied by a statement executed by a duly authorized officer of the Company certifying that the Company has Funding Availability and by other appropriate documentation as evidence of the other provisions of this Section.

         C. Mechanics of Optional Redemption. The Company shall effect the Redemption at Company's Election under this Article VIII by delivering written notice thereof (the "Optional Redemption Notice") on a business day (the "Notice Date") that is at least ten (10) days, and not more than thirty (30) days, prior to the date on which such redemption is to become effective (the "Effective Time of Redemption") to each Holder at its address appearing in the Company's register for the Preferred Stock. An Optional Redemption Notice may be personally served or delivered by reputable overnight courier or by confirmed telecopy, and shall be deemed delivered at the time and date of receipt (which shall include telephone line facsimile transmission). Once the Company has made such an Election, it is irrevocable and binding, unless revocation is consented to by all Holders.

         D. Payment of Optional Redemption Amount. The Optional Redemption Amount shall be paid to each Holder on the third (3rd) business day following the Effective Time of Redemption, provided that the Preferred Stock certificates are properly tendered.

         E. Failure to Pay. If the Company fails to pay, when due and owing, any Optional Redemption Amount, then each Holder entitled to receive such Optional Redemption Amount shall have the right, at any time and from time to time, to require the Company, upon written notice, to immediately convert (in accordance with the terms of and subject to the limitations contained in Article IV) any or all of the shares of Preferred Stock which are the subject of Redemption at Company's Election into shares of Common Stock at the lower of the Fixed Conversion Price and the lowest Conversion Price in effect during the 90 day period beginning on the date after the Effective Time of Redemption. In the event of such a default, any future right to effect a Redemption at Company's Election would be forfeited. Notwithstanding the foregoing, the preceding provisions of this paragraph shall not apply if the failure to pay is caused solely by inadvertent mistakes on the part of the Company and/or its agents; provided, however, in no event shall any failure to pay caused by any inadvertent mistakes last for more than two (2) business days.

                                    IX. RANK

         All outstanding shares of the Preferred Stock shall rank (i) prior to the Common Stock; (ii) prior to any other class of capital stock of the Company now outstanding and prior to any class or series of capital stock of the Company hereafter created (unless such class or series of capital stock specifically, by its terms, ranks senior to or pari passu with the Preferred Stock to the extent permitted by Article XIII) (collectively, with the Common Stock, "Junior Securities"); (iii) pari passu with any class or series of capital stock of the Company hereafter created to the extent permitted by Article XIII; and (iv) junior to any class or series of capital stock of the Company hereafter created to the extent permitted by Article XIII; in each case as to dividends or as to distribution of assets upon liquidation, dissolution or winding up of the Company, whether voluntary or involuntary.

                            X. LIQUIDATION PREFERENCE

         A. Liquidation of the Company. If a Bankruptcy Event shall occur and, on account of any such event, the Company shall liquidate, dissolve or wind up, or if the Company shall otherwise liquidate, dissolve or wind up (a "Liquidation Event"), no distribution shall be made to the Holders of any shares of capital stock of the Company (other than Senior Securities) upon liquidation, dissolution or winding up unless prior thereto the Holders shall have received the Liquidation Preference (as herein defined) with respect to each share; provided, however, that, upon the occurrence of a Liquidation Event, the assets and funds available for distribution among the Holders and holders of Pari Passu Securities shall be insufficient to permit the payment to such Holders of the preferential amounts payable thereon, then the entire assets and funds of the Company legally available for distribution to the Preferred Stock and the Pari Passu Securities shall be distributed ratably among such shares in proportion to the ratio that the Liquidation Preference payable on each such share bears to the aggregate Liquidation Preference payable on all such shares.

         B. Certain Acts Not a Liquidation. The purchase or redemption by the Company of stock of any class, in any manner permitted by law, shall not, for the purposes hereof, be regarded as a liquidation, dissolution or winding up of the Company. Neither the consolidation or merger of the Company with or into any other entity nor the sale or transfer by the Company of less than substantially all of its assets shall, for the purposes hereof, be deemed to be a liquidation, dissolution or winding up of the Company.

         C. Definition of Liquidation Preference. The "Liquidation Preference" with respect to a share of Preferred Stock means an amount equal to the Face Amount thereof plus the accrued but unpaid Premium and other amounts unpaid hereunder, including without limitation Redemption Amounts, with respect thereto plus any other amounts that may be due from the Company with respect thereto through the date of final distribution. The Liquidation Preference with respect to any Pari Passu Securities shall be as set forth in the certificate of incorporation of the Company.

          XI. ADJUSTMENTS TO THE CONVERSION PRICE; CERTAIN PROTECTIONS

         Subject to Section IV. G(i), the Conversion Price shall be subject to adjustment from time to time as follows:

         A. Stock Splits, Stock Dividends, Etc. If at any time on or after the Closing Date, the number of outstanding shares of Common Stock is increased by a stock split, stock dividend, combination, reclassification or other similar event, the Fixed Conversion Price shall be proportionately adjusted, or if the number of outstanding shares of Common Stock is decreased by a reverse stock split, combination or reclassification of shares, or other similar event, the Fixed Conversion Price and the Variable Conversion Price shall be proportionately adjusted. In such event, the Company shall notify the Company's transfer agent of such change on or before the effective date thereof.

         B.       Intentionally omitted.

         C. Major Transactions. (i) If the Company shall with the approval of its Board of Directors consolidate or merge with any other corporation or entity (other than a consolidation or merger in which the Company is the surviving or continuing entity and either its capital stock is unchanged and unissued in such transaction or such capital stock is issued, which issuance, in the aggregate with all other such issuances during the 180-day period ending on the date on which such transaction is publicly disclosed, does not exceed twenty percent (20%) of the Common Stock), or there shall occur any share exchange pursuant to which all of the outstanding shares of Common Stock are converted into other securities or property, or there shall occur any other such reclassification or change of the outstanding shares of Common Stock, or the Company shall sell all or substantially all of its assets (each of the foregoing being a "Major Transaction"), then each Holder shall thereafter be entitled to, at its option exercised by written notice to the Company given not more than five (5) days prior to the consummation of such transaction, either (a) in the event that the Common Stock remains outstanding or holders of Common Stock receive any common stock or substantially similar equity interest, in each of the foregoing cases which is publicly traded, retain its Preferred Stock and such Preferred Stock shall continue to apply to such Common Stock or shall apply, as nearly as practicable, to such other common stock or equity interest, as the case may be, or (b) regardless of whether (a) applies, receive consideration, in exchange for each share of Preferred Stock held by it, equal to the greater of, as determined in the sole discretion of such Holder: (i) the number of shares of stock or securities or property (including cash) of the Company, or of the entity resulting from such Major Transaction (the "Major Transaction Consideration"), to which a holder of the number of shares of Common Stock delivered upon conversion of such shares of Preferred Stock would have been entitled upon such Major Transaction had the Holder exercised its right of conversion (without regard to any limitations on conversion herein or elsewhere contained other than the Cap Amount) on the trading date immediately preceding the effective date of such Major Transaction and had such Common Stock been issued and outstanding and had such Holder been the holder of record of such Common Stock at the time of the consummation of such Major Transaction, and (ii) one hundred percent (100%) of the Face Amount plus accrued and unpaid Premium of such shares of

Preferred Stock in cash; and the Company shall make lawful provision therefor as a part of such Major Transaction and shall cause the issuer of any security in such transaction which constitutes Registrable Securities (as defined in the Registration Rights Agreement) under the Registration Rights Agreement to assume all of the Company's obligations thereunder.

         (ii) In the event that the Company shall publicly propose to consolidate or merge with any other corporation in a transaction in which common stock of the surviving corporation or the parent thereof (the "Exchange Securities") is issued to the holders of Common Stock in such transaction in exchange for all such Common Stock, and (a) the Exchange Securities are publicly traded on the NASDAQ National Market or the New York Stock Exchange on the date such proposed transaction is publicly disclosed and remain so traded following consummation of such transaction, (b) the average daily trading volume of the Exchange Securities during the 45 trading day period beginning on the date on which such transaction is publicly disclosed is equal to or greater than the average daily trading volume of the Common Stock during the 45 trading day period ending on the date on which such transaction is publicly disclosed, (c) the historical 45 trading day volatility of the Exchange Securities during the period beginning on the date on which such transaction is publicly disclosed is equal to or greater than the 45 trading day volatility of the Common Stock during the 45 trading day period ending on the date on which such transaction is publicly disclosed and (d) the market capitalization of the issuer of the Exchange Securities, based on the last sale price of the Exchange Securities on the date which is 45 trading days after the date on which such transaction is publicly disclosed, is equal to or greater than the market capitalization of the Company on the date immediately before the date on which such transaction is publicly disclosed (in each case, with respect to the foregoing clauses (a) through (d), as reported by Bloomberg or a comparable reporting service of national reputation selected by the Company and reasonably acceptable to the Majority Holders if Bloomberg is not then reporting closing sale prices of such security), then the provisions of clause (b) of paragraph (i) above shall not apply.

         (iii) In the event that the Company shall, in a Major Transaction, consolidate or merge with any other corporation in a transaction in which the Company is the survivor and less than 40% of the Common Stock of the Company will have been issued, in the aggregate, in all transactions described in paragraph (i) above during the 180-day period ending on the date on which the transaction is publicly disclosed, the provisions of clause (b) of paragraph (i) above shall not apply to the extent that each of the following conditions is satisfied: (a) the Common Stock remains publicly traded on the NASDAQ National Market, (b) the average daily trading volume of the Common Stock during the 45 trading day period beginning on the date on which such transaction is publicly disclosed is equal to or greater than the average daily trading volume of the Common Stock during the 45 trading day period ending on the date on which such transaction is publicly disclosed, (c) the historical 45 trading day volatility of the Company's Common Stock during the period beginning on the date on which such transaction is publicly disclosed is equal to or greater than the 45 trading day volatility of the Common Stock during the 45 trading day period ending on the date on which such transaction is publicly disclosed, and (d) the market capitalization of the Company, based on the last sale price of the Common Stock on the date which is 45 trading days after the date on which such transaction is publicly disclosed is equal to or greater than the market capitalization of the Company on the date immediately before the date on which such transaction is publicly disclosed (in each case, with respect to the foregoing clauses (a) through (d), as reported by Bloomberg).

         (iv) No sooner than ten (10) days nor later than five (5) days prior to the consummation of a Major Transaction, but not prior to the public announcement of such Major Transaction, the Company shall deliver written notice ("Notice of Major Transaction") to each Holder, which Notice of Major Transaction shall be deemed to have been delivered one (1) business day after the Company's sending such notice by telecopy (provided that the Company sends a confirming copy of such notice on the same day by overnight courier) of such Notice of Major Transaction. Such Notice of Major Transaction shall indicate the amount and type of the Major Transaction Consideration which such Holder would receive under this Section. If the Major Transaction Consideration does not consist entirely of United States currency, such Holder may elect to receive United States currency in an amount equal to the value of the Major Transaction Consideration in lieu of the Major Transaction Consideration by delivering notice of such election to the Company within five (5) days of the Holder's receipt of the Notice of Major Transaction.

         D. Adjustment Due to Distribution. If the Company shall declare or make any distribution of its assets (or rights to acquire its assets) to holders of any class of Common Stock as a partial liquidating dividend, by way of return of capital or otherwise (including any dividend or distribution to the Company's shareholders in cash or shares (or rights to acquire shares) of capital stock of a subsidiary) (a "Distribution") at any time after the date hereof, then the Holders will be entitled to receive, upon the terms applicable to such Distribution, the amount of such assets (or rights) which each Holder could have acquired if such Holder had held the number of shares of Common Stock acquirable upon complete conversion of the Preferred Stock (without regard to any limitations on conversion or exercise herein or elsewhere contained) immediately before the date on which a record is taken for determining shareholders entitled to such Distribution, or if no such record is taken, the date as of which the record holders of Common Stock are to be determined to be entitled to such Distribution.

         E. (i) Issuance of Common Stock at a Price below the Fixed Conversion Price. Except as otherwise provided in Section A or C of this Article or in this Section E, if, at any time after the Closing Date, the Company issues or sells, or in accordance with Section E(iii) hereof is deemed to have issued or sold (except (a) as consideration in connection with an acquisition by the Company of any business or assets, regarding which the Company has obtained a fairness opinion from a nationally recognized investment banking firm or regarding which an appropriate officer of the Company has certified to the Purchaser that the board of directors of the Company has determined in its reasonable business judgment that the Company has received in such transaction the fair value for the shares issued therefor, (b) as consideration for services provided to the Company, (I) the issuances of which have been committed by the Company prior to the Closing Date and such commitments have been disclosed to the Purchaser in the schedules delivered pursuant to the Securities Purchase Agreement, or (II) the issuances of which are committed by the Company after the Closing Date, provided, however, that services provided pursuant to this clause (II) shall not exceed $200,000 in value and services provided under this clause (b) in the aggregate shall not exceed $500,000 in value, (c) pursuant to the exercise, conversion or exchange of Convertible Securities (as defined herein) of the Company issued and outstanding as of the Closing Date (as defined in the Securities Purchase Agreement) in accordance with the terms of such Convertible Securities as of such date, (d) upon the exercise of the Warrant issued to the Holder under the Securities Purchase Agreement, (e) to the Purchasers pursuant to the Securities Purchase Agreement or conversion of Preferred Stock, (f) pursuant to any stock option, stock purchase or restricted stock plan of the Company covering employees, consultants and/or non-employee directors (and any amendment thereof or any award thereunder, provided any such amendment does not reduce any exercise price to an amount below $5.00 per share), so long as the issuance of such stock or option (other than to non-employee directors) is approved by a committee of independent directors of the Company, (g) pursuant to strategic investments from industry participants, the primary purpose of each of which is not to raise equity capital, (h) to Ladenburg Thalmann pursuant to a warrant to be issued in connection with the closing of the transaction contemplated by the Securities Purchase Agreement, (i) in a fully distributed underwritten public offering or
(j) under the terms of the April 11, 2000 acquisition by the Company of Giza Group), any shares of Common Stock for no consideration or for a consideration per share less than the then current Fixed Conversion Price, then effective immediately upon such issuance, the Fixed Conversion Price will be adjusted to be equal to the consideration per share received, or deemed to be received pursuant to this Section XIII E, in such issuance.

                (ii) Issuance of Common Stock at a Price below the Market Price. Except as otherwise provided in Section A, C or E (i) of this Article, if, at any time after the Closing Date, the Company issues or sells, or in accordance with Section E(iii) hereof is deemed to have issued or sold (except (a) as consideration in connection with an acquisition by the Company of any business or assets, regarding which the Company has obtained a fairness opinion from a nationally recognized investment banking firm or regarding which an appropriate officer of the Company has certified to the Purchaser that the board of directors of the Company has determined in its reasonable business judgment that the Company has received in such transaction the fair value for the shares issued therefor, (b) as consideration for services provided to the Company, (I) the issuances of which have been committed by the Company prior to the Closing Date and such commitments have been disclosed to the Purchaser in the schedules delivered pursuant to the Securities Purchase Agreement, or (II) the issuances of which are committed by the Company after the Closing Date, provided, however, that services provided pursuant to this clause (II) shall not exceed $200,000 in value and services provided under this clause (b) in the aggregate shall not exceed $500,000 in value, (c) pursuant to the exercise, conversion or exchange of Convertible Securities (as defined herein) of the Company issued and outstanding as of the Closing Date (as defined in the Securities Purchase Agreement) in accordance with the terms of such Convertible Securities as of such date, (d) upon the exercise of the Warrant issued to the Holder under the Securities Purchase Agreement, (e) to the Purchasers pursuant to the Securities Purchase Agreement, (f) pursuant to any stock option, stock purchase or restricted stock plan of the Company covering employees, consultants and/or non-employee directors (and any amendment thereof or any award thereunder, provided any such amendment does not reduce any exercise price to an amount below $5.00 per share), so long as the issuance of such stock or option is approved by a committee of independent directors of the Company, (g) pursuant to strategic investments from industry participants, the primary purpose of each of which is not to raise equity capital, (h) to Ladenburg Thalmann pursuant to a warrant to be issued in connection with the closing of the transaction contemplated by the Securities Purchase Agreement, (i) in a fully distributed underwritten public offering or
(j) under the terms of the April 11, 2000 acquisition by the Company of Giza Group), any shares of Common Stock for no consideration or for a consideration per share less than the then current Market Price (a "Dilutive Issuance"), then effective immediately upon the Dilutive Issuance, the Fixed Conversion Price will be adjusted in accordance with the following formula:

                  E' = (E) (O + P/M) / (CSDO)


                  where:

                  E'       =        the adjusted Fixed Conversion Price
                  E        =        the then current Fixed Conversion Price;
                  M        =        the then current Market Price;
                  O        =        the   number  of  shares  of  Common   Stock
                                    outstanding   immediately   prior   to   the
                                    Dilutive Issuance;
                  P        =        the aggregate  consideration,  calculated as
                                    set forth in Section E(iii) hereof, received
                                    by the Company upon such Dilutive  Issuance;
                                    and
                  CSDO     =        the total  number of shares of Common  Stock
                                    Deemed   Outstanding   (as  herein  defined)
                                    immediately after the Dilutive Issuance.

Notwithstanding anything to the contrary in this Section E(ii), no adjustment shall be made under this Section E(ii) to the Fixed Conversion Price if shares of Common Stock are issued or sold or, in accordance with Section E(iii) hereof, are deemed to be issued or sold by the Company, for a consideration per share in excess of 125% of the then effective Fixed Conversion Price.

                (iii) Effect on Fixed Conversion Price of Certain Events. For purposes of determining the adjusted Fixed Conversion Price under Section E(i) or E(ii) hereof, the following will be applicable:

                      (a) Issuance of Rights or Options. If the Company in any manner issues or grants any warrants, rights or options, whether or not immediately exercisable, to subscribe for or to purchase Common Stock or other securities exercisable, convertible into or exchangeable for Common Stock ("Convertible Securities "), but not to include the grant or exercise of any stock or options which may hereafter be granted or exercised under any employee or Director benefit plan of the Company now existing or to be implemented in the future (so long as the issuance of such stock or options is approved by a committee of independent directors of the Company) (such warrants, rights and options to purchase Common Stock or Convertible Securities are hereinafter referred to as "Options"), and the price per share for which Common

Stock is issuable upon the exercise of such Options is less than the Market Price on the date of issuance ("Below Market Options"), then the maximum total number of shares of Common Stock issuable upon the exercise of all such Below Market Options (assuming full exercise, conversion or exchange of Convertible Securities, if applicable) will, as of the date of the issuance or grant of such Below Market Options, be deemed to be outstanding and to have been issued and sold by the Company for such price per share. For purposes of the preceding sentence, the price per share for which Common Stock is issuable upon the exercise of such Below Market Options is determined by dividing (i) the total amount, if any, received or receivable by the Company as consideration for the issuance or granting of such Below Market Options, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise of all such Below Market Options, plus, in the case of Convertible Securities issuable upon the exercise of such Below Market Options, the minimum aggregate amount of additional consideration payable upon the exercise, conversion or exchange thereof at the time such Convertible Securities first become exercisable, convertible or exchangeable, by (ii) the maximum total number of shares of Common Stock issuable upon the exercise of all such Below Market Options (assuming full conversion of Convertible Securities, if applicable). No further adjustment to the Fixed Conversion Price will be made upon the actual issuance of such Common Stock upon the exercise of such Below Market Options or upon the exercise, conversion or exchange of Convertible Securities issuable upon exercise of such Below Market Options.

                      (b) Issuance of Convertible Securities.

                           1) If the  Company in any manner  issues or sells any
Convertible Securities, whether or not immediately convertible (other than where the same are issuable upon the exercise of Options) and the price per share for which Common Stock is issuable upon such exercise, conversion or exchange (as determined pursuant to Section E(iii)(b)(2) if applicable) is less than the Market Price on the date of issuance, then the maximum total number of shares of Common Stock issuable upon the exercise, conversion or exchange of all such Convertible Securities will, as of the date of the issuance of such Convertible Securities, be deemed to be outstanding and to have been issued and sold by the Company for such price per share. For the purposes of the preceding sentence, the price per share for which Common Stock is issuable upon such exercise, conversion or exchange is determined by dividing (i) the total amount, if any, received or receivable by the Company as consideration for the issuance or sale of all such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise, conversion or exchange thereof at the time such Convertible Securities first become exercisable, convertible or exchangeable, by (ii) the maximum total number of shares of Common Stock issuable upon the exercise, conversion or exchange of all such Convertible Securities. No further adjustment to the Fixed Conversion Price will be made upon the actual issuances of such Common Stock upon exercise, conversion or exchange of such Convertible Securities.

                           2) If the  Company in any manner  issues or sells any
Convertible Securities with a fluctuating conversion or exercise price or exchange ratio (a

"Variable Rate Convertible Security"), then the price per share for which Common Stock is issuable upon such exercise, conversion or exchange for purposes of the calculation contemplated by Section E(iii)(b)(1) shall be deemed to be the lowest price per share which would be applicable assuming that (1) all holding period and other conditions to any discount or adjustment to the price of exercise, conversion or exchange (including, without limitation, resets) contained in such Convertible Security have been satisfied, and (2) the Market Price on the date of issuance of such Convertible Security was eighty five percent (85%) of the Market Price on such date (the "Assumed Variable Market Price").

                      (c) Change in Option Price or Conversion Rate. Except for the grant or exercise of any stock or options which may hereafter be granted or exercised under any employee or Director benefit plan of the Company now existing or to be implemented in the future, so long as the issuance of such stock or options is approved by a committee of independent directors of the Company, if there is a change at any time in (i) the amount of additional consideration payable to the Company upon the exercise of any Options; (ii) the amount of additional consideration, if any, payable to the Company upon the exercise, conversion or exchange or any Convertible Securities; or (iii) the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock (other than under or by reason of provisions designed to protect against dilution), the Fixed Conversion Price in effect at the time of such change will be readjusted to the Fixed Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold.

                      (d) Treatment of Expired Options and Unexercised Convertible Securities. If, in any case, the total number of shares of Common Stock issuable upon exercise of any Options or upon exercise, conversion or exchange of any Convertible Securities is not, in fact, issued and the rights to exercise such option or to exercise, convert or exchange such Convertible Securities shall have expired or terminated, the Fixed Conversion Price then in effect will be readjusted to the Fixed Conversion Price which would have been in effect at the time of such expiration or termination had such Options or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination (other than in respect of the actual number of shares of Common Stock issued upon exercise or conversion thereof), never been issued.

                      (e) Calculation of Consideration Received. If any Common Stock, Options or Convertible Securities are issued, granted or sold for cash, the consideration received therefor for purposes of this Designation will be the amount received by the Company therefor, before deduction of reasonable commissions, underwriting discounts or allowances or other reasonable expenses paid or incurred by the Company in connection with such issuance, grant or sale. In case any Common Stock, Options or Convertible Securities are issued or sold for a consideration part or all of which shall be other than cash, the amount of the consideration other than cash received by the Company will be the fair market value of such consideration except where such consideration consists of freely-tradeable securities, in which case the amount of consideration received by the Company will be the Market Price thereof as of the date of receipt. In case any Common Stock, Options or Convertible Securities are issued in connection with any merger or consolidation in which the Company is the surviving corporation, the amount of consideration therefor will be deemed to be the fair market value of such portion of the net assets and business of the non-surviving corporation as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair market value of any consideration other than cash or securities will be determined in the good faith reasonable business judgment of the Board of Directors.

                      (f) Exceptions to Adjustment of Fixed Conversion Price. No adjustment to the Fixed Conversion Price will be made (i) upon issuance of Common Stock as consideration in connection with an acquisition by the Company of any business or assets, regarding which the Company has obtained a fairness opinion from a nationally recognized investment banking firm or regarding which an appropriate officer of the Company has certified to the Purchaser that the board of directors of the Company has determined in its reasonable business judgment that the Company has received in such transaction the fair value for the shares issued therefor; (ii) upon issuance of Common Stock as consideration for services provided to the Company, (I) the issuances of which have been committed by the Company prior to the Closing Date and such commitments have been disclosed to the Purchaser in the schedules delivered pursuant to the Securities Purchase Agreement, or (II) the issuances of which are committed by the Company after the Closing Date, provided, however, that services provided pursuant to this clause (II) shall not exceed $200,000 in value and services provided under this clause (ii) in the aggregate shall not exceed $500,000 in value; (iii) upon the exercise of any warrants, options or convertible securities issued and outstanding on the date hereof in accordance with the terms of such securities as of such date; (iv) upon issuances of Common Stock pursuant to any stock option, stock purchase or restricted stock plan of the Company covering employees, consultants and/or non-employee directors (and any amendment thereof or any award thereunder, provided any such amendment does not reduce any exercise price to an amount below $5.00 per share), so long as the issuance of such stock or option (other than to non-employee directors) is approved by a committee of independent directors of the Company, (v) upon the issuance of the Conversion Shares or the Warrant Shares in accordance with terms of the Securities Purchase Agreement; (vi) upon the exercise of the Warrant and conversion of the Preferred Stock; (vii) upon issuance of Common Stock pursuant to strategic investments from industry participants, the primary purpose of each of which is not to raise equity capital, (viii) upon issuance of Common Stock to Ladenburg Thalmann pursuant to a warrant to be issued in connection with the closing of the transaction contemplated by the Securities Purchase Agreement,
(ix) in a fully distributed underwritten public offering or (x) under the terms of the April 11, 2000 acquisition by the Company of Giza Group.

         F. Intentionally omitted.

         G. Purchase Rights. If the Company issues any Convertible Securities or rights to purchase stock, warrants, securities or other property (the "Purchase Rights") pro rata to the record holders of any class of Common Stock, then the Holders will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which each Holder could have acquired if such Holder had held the number of shares of Common Stock acquirable upon complete conversion of its Preferred Stock (without regard to any limitations on conversion or exercise herein or elsewhere contained) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grants, issue or sale of such Purchase Rights.

         H.       Intentionally omitted.

         I. Notices of Adjustment. Upon the occurrence of each adjustment or readjustment pursuant to this Article XI, the Company, at its expense, shall promptly compute such adjustment or readjustment and prepare and furnish to each Holder a certificate setting forth such adjustment or readjustment and showing in reasonable detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of any Holder, furnish to such Holder a like certificate setting forth (i) such adjustment or readjustment, (ii) the Conversion Price at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon conversion of Preferred Stock.

         J. Delisting. In the event that the Common Stock of the Company is suspended from trading or is no longer listed (and authorized) for trading on Nasdaq National Market (a "Delisting"), the Company shall use its best efforts (subject to good faith business judgment) to cause the Common Stock to be listed for trading on the Nasdaq National Market or the New York Stock Exchange, as applicable. If the Company does not use its best efforts (subject to good faith business judgment) to cause the listing of the Common Shares, each Holder shall be entitled to (i) receive an amount equal to any losses, damages, costs, expenses, and liabilities arising out of, relating to, or incurred in connection with the Delisting and (ii) require the Company to purchase any or all (at any time and from time to time) Preferred Stock then held by Holder, at a price per share equal to one hundred percent (100%) of the Face Amount plus accrued and unpaid Premium of such share of Preferred Stock.

         K. Key Officer and Director Transfers. If any Key Officer (as defined below) or Insider Director (as defined below) (in each case, or any member of his/her family or any trust or other entity for the benefit of any member of his/her family, or any of his affiliates under federal securities law), during the period beginning on the Closing Date and ending on the date that is six (6) months after the Registration Statement required pursuant to Section 2.1 of the Registration Rights Agreement is declared effective (provided that such period shall be extended to the extent of any Registration Suspension (as defined in the Registration Rights Agreement)) (the "Transfer Period"), and while such person is a Key Officer or Insider Director, directly or indirectly, offers, sells, transfers, assigns, pledges, or otherwise disposes of any shares of Common Stock, or any securities directly or indirectly convertible into or exercisable or exchangeable for, or warrants, options or rights to purchase or acquire shares of Common Stock (all such securities, "Options") or enters into any agreement, contract, arrangement or understanding with respect to any such offer, sale, transfer, assignment, pledge or other disposition of any Common Stock or Options or provides or files any public notice, including pursuant to Rule 144 of the Securities Act, of a bona fide intent to dispose of a specified amount of Common Stock or Options (an "Executive Transfer"), then the Conversion Price for each such Executive Transfer shall be reduced by twenty percent (20%) of that amount otherwise calculated pursuant hereto; provided, however that a Key Officer or Insider Director (and all such entities for the benefit of any members of his/her family, and all such affiliates, collectively) may sell in the aggregate during the portion of the Transfer Period which is following effectiveness of such Registration Statement up to ten percent (10%) of his or her total holdings of Common Stock on a fully diluted basis as of July 31, 2000 without triggering the adjustments of this Section. Any inadvertent Executive Transfer in excess of such 10% limit shall not trigger the adjustments described in this Section XI. K if such Transfer is reversed or offset promptly after the discovery thereof. For purposes of this Section, Key Officers shall mean the individuals listed on Schedule 8.2(a) of the Securities Purchase Agreement and any person who assumes or performs the duties of any other Key Officer and Insider Directors shall mean individuals listed in Schedule 8.2(b) of the Securities Purchase Agreement. For purposes of clarification, and without implication that the contrary would otherwise be true, each such Executive
Transfer during the Transfer Period shall result in a reduction of the Conversion Price by 20% and such reductions, in addition to any other adjustments to the Conversion Price pursuant to this Certificate of Designation, shall be cumulative. For example, if a Key Officer makes an Executive Transfer when the Conversion Price is $10.00, the Conversion Price would be reduced to $8.00. If the Common Stock subsequently undergoes a two-for-one split, the Conversion Price would be reduced to $4.00. If, subsequent to the split, the same or another Key Officer makes an Executive Transfer, the Conversion Price would be further reduced to $3.20. Notwithstanding the foregoing, any Key Officer or Insider Director shall be entitled to make Permitted Transfers (as defined below) without limitation and any Permitted Transfer shall not be included in any computation of the 10% limitation set forth in the preceding paragraph. The term "Permitted Transfer" shall mean (i) any assignment, gift or other transfer to any child, spouse or other family member or trust for the benefit of any family member, provided that further transfers by any such transferees shall continue to be subject to this Section XI. K; or (ii) any bona fide gift to any charitable organization.


                               XII. VOTING RIGHTS

         The holders of Preferred Stock shall have no voting power whatsoever, except as otherwise provided by applicable law.

         Notwithstanding the above, the Company shall provide each Holder with prior notification of any meeting of the stockholders (and copies of proxy materials and all other information sent to stockholders). If the Company takes a record of its stockholders for the purpose of determining stockholders entitled to (a) receive payment of any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire (including by way of merger, consolidation or recapitalization) any share of any class or any other securities or property, or to receive any other right, or (b) to vote in connection with any proposed sale, lease or conveyance of all or substantially all of the assets of the Company, or any proposed merger, consolidation, liquidation, dissolution or winding up of the Company, the Company shall fax a notice to each Holder, at least ten (10) days prior to the record date specified therein (or ten (10) days prior to the consummation of the transaction or event, whichever is earlier, but in no event earlier than public announcement of such proposed transaction), of the date on which any such record is to be taken for the purpose of such vote, dividend, distribution, right or other event, and a brief statement regarding the amount and character of such vote, dividend, distribution, right or other event to the extent known at such time.

         To the extent that under applicable law the vote of the holders of the Preferred Stock, voting separately as a class or series, as applicable, is required to authorize a given action of the Company, the affirmative vote or consent of the Holders of at least a majority of the shares of the Preferred Stock represented at a duly held meeting at which a quorum is present or by written consent of the Majority Holders (except as otherwise may be required by applicable law) shall constitute the approval of such action by the class or series. To the extent that under applicable law Holders are entitled to vote on a matter with holders of Common Stock, voting together as one class, each share of Preferred Stock shall be entitled to a number of votes equal to the number of shares of Common Stock into which it is then convertible (without giving effect to any limitation on conversion with respect thereto, other than the Cap Amount) using the record date for the taking of such vote of stockholders as the date as of which the Conversion Price is calculated.

                           XIII. PROTECTION PROVISIONS

         The Company shall not, without first obtaining the approval of the Holders of two-thirds (2/3) of the Preferred Stock then outstanding (but with respect to (c) and (d) hereof, such approval is necessary only so long as five hundred thousand dollars ($500,000) Face Amount of Preferred Stock remains outstanding) : (a) alter or change the terms of the Preferred Stock; (b) create or issue, or alter or change the terms of, any capital stock or other equity or equity-linked securities of the Company so as to affect adversely the Preferred Stock; (c) increase the authorized number of shares of Preferred Stock; (d) redeem, or declare or pay any dividend or distribution on, any Junior Securities, except repurchases of stock held by service providers to the Company upon termination of service, and except redemptions effected with Junior Securities (subject to the limitations contained herein and in the Securities Purchase Agreement); or (e) do any act or thing not authorized or contemplated by this Certificate of Designations which would result in any taxation with respect to the Preferred Stock under Section 305 of the Internal Revenue Code of 1986, as amended, or any comparable provision of the Internal Revenue Code as hereafter from time to time amended (or otherwise suffer to exist any taxation as a result of such section or provision). The Company shall not issue additional shares of Preferred Stock except to effect the purchase and sale to the Purchasers (as defined in the Securities Purchase Agreement) in accordance with the Securities Purchase Agreement and as contemplated by the Registration Rights Agreement.

                               XIV. MISCELLANEOUS

         A. Cancellation of Preferred Stock. If any shares of Preferred Stock are converted or redeemed pursuant to Article IV, the shares so converted shall be canceled, shall return to the status of authorized but unissued preferred stock of no designated series, and shall not be issuable by the Company as Preferred Stock.

         B. Lost or Stolen Certificates. Upon receipt by the Company of (i) evidence of the loss, theft, destruction or mutilation of any Preferred Stock Certificate(s) and (ii) (y) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to the Company, or (z) in the case of mutilation, upon surrender and cancellation of the Preferred Stock Certificate(s), the Company shall execute and deliver new Preferred Stock
Certificate(s) of like tenor and date. However, the Company shall not be obligated to reissue such lost or stolen Preferred Stock Certificate(s) if the Holder contemporaneously requests the Company to convert all of such Preferred Stock.

         C. Allocation of Cap Amount and Reserved Amount. The initial Cap Amount and initial Reserved Amount shall be allocated to the Holders in the same proportion as the number of shares of Common Stock to which each Holder would be entitled if all Preferred Stock held by such Holder were converted bears to the aggregate number of shares of Common Stock to which all Holders would be entitled if all Preferred Stock held by the Holders were converted (without giving effect to any limitation on conversion or exercise). In the event a Holder shall sell or otherwise transfer any of such Holder's shares of Preferred Stock, each transferee shall be allocated a pro rata portion of such transferor's Cap Amount and Reserved Amount. Any portion of the Cap Amount or Reserved Amount which remains allocated to any person or entity which does not hold any Preferred Stock shall be allocated to the remaining Holders pro rata based on (x) the number of shares of Common Stock to which they would be entitled if all Preferred Stock then held by such Holders were converted as of the date of determination (in each case of the foregoing, without giving effect to any limitation on conversion).

         D. Statements of Available Shares. The Company shall promptly deliver to each Holder a written report notifying the Holders of any occurrence which prohibits the Company from issuing Common Stock upon any conversion. Such report shall also specify (i) the total number of shares of Preferred Stock outstanding as of the date of the request, (ii) the total number of shares of Common Stock issued upon all conversions of Preferred Stock through the date of the request,
(iii) the total number of shares of Common Stock which are reserved for issuance upon conversion of the Preferred Stock as of the date of the request, and (iv) the total number of shares of Common Stock which may thereafter be issued by the Company upon conversion of the Preferred Stock before the Company would exceed the Cap Amount and Reserved Amount. Upon request of any Holder, the Company shall promptly confirm for such Holder that sufficient shares of Common Stock are reserved for issuance upon conversion of such Holder's Preferred Stock as of the date of the request.

         E. Payment of Cash; Defaults. Whenever the Company is required to make any cash payment to a Holder under this Certificate of Designation (as a Conversion Default Payment, Redemption Amount or otherwise), such cash payment shall be made to the Holder by the method ( by certified or cashier's check or wire transfer of immediately available funds) elected by such Holder. If such payment is not delivered when due (any such amount not paid when due being a "Default Amount") such Holder shall thereafter be entitled to interest on the unpaid amount at a per annum rate equal to the lower of twelve percent (12%) and the highest interest rate permitted by applicable law until such amount is paid in full to the Holder.

         F. Status as Stockholder. Upon submission of a Notice of Conversion by a Holder of Preferred Stock and the occurrence of the Conversion Date with respect thereto, the shares covered thereby shall be deemed converted into shares of Common Stock and the Holder's rights as a Holder of such converted shares of Preferred Stock shall cease and terminate, excepting only the right to receive certificates for such shares of Common Stock and to any remedies provided herein or otherwise available at law or in equity to such Holder because of a failure by the Company to comply with the terms of this Certificate of Designation. Notwithstanding the foregoing, if a Holder has not received certificates for all shares of Common Stock prior to the tenth (10th) business day after the expiration of the Delivery Period with respect to a conversion of Preferred Stock for any reason, then (unless the Holder otherwise elects to retain its status as a holder of Common Stock) the Holder shall regain the rights of a holder of Preferred Stock with respect to such unconverted shares of Preferred Stock and the Company shall, as soon as practicable, return such unconverted shares to the Holder. In all cases, the Holder shall retain all of its rights and remedies (including, without limitation, (i) the right to receive Conversion Default Payments pursuant to Section VII.A to the extent required thereby for such Conversion Default and any subsequent Conversion Default and
(ii) the right with respect to conversions in accordance with Section XIV.E, to the extent applicable) for the Company's failure to convert Preferred Stock.

         G. Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Certificate of Designation shall be cumulative and in addition to all other remedies available under this Certificate of Designation, at law or in equity (including a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit a Holder's right to actual damages for any failure by the Company to comply with the terms of this Certificate of Designation (including, without limitation, damages incurred to effect "cover" of shares of Common Stock issuable upon conversion of the Preferred Stock hereunder but not received in accordance with the terms hereof). The Company covenants to each Holder that there shall be no characterization concerning this instrument other than as fully consistent with the express terms hereof. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder hereof and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the holders of Preferred Stock and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holders shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

         H. Specific Shall Not Limit General; Construction. No specific provision contained in this Certificate of Designation shall limit or modify any more general provision contained herein. As used herein, the word "including" shall be deemed to mean "including, without limitation." This Certificate of Designation shall be deemed to be jointly drafted by the Company and all Purchasers and shall not be construed against any person as the drafter hereof.

         I. Failure or Indulgence Not Waiver. No failure or delay on the part of a Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

         J. Ratable Payments. All payments and prepayments made by the Company with respect to the Preferred Stock shall be made ratably among all Holders of Preferred Stock in accordance with the Face Amount of such Preferred Stock.

         K. Assignment. No Holder may assign any Preferred Stock without the prior written consent of the Company. Notwithstanding the foregoing, a Holder may transfer any or all of its Preferred Stock without the consent of the Company (x) to any of its "affiliates", as that term is defined under the Exchange Act, or (y) after the date which is five (5) months after the Closing Date, to any person who receives at least one-eighth of the Preferred Stock purchased by the Initial Holder under the Securities Purchase Agreement, so long as such transferee is an accredited investor and such permitted transferee shall be subject to the provisions of this Certificate of Designation and the Securities Purchase Agreement, including, without limitation, this Section XIV.
K. In addition, the Preferred Stock may be pledged, and all rights of the Holder under this Certificate of Designation may be assigned, without further consent of the Company, to a bona fide pledgee, subject to the provisions of this Certificate of Designation and the Securities Purchase Agreement, including, without limitation, this Section XIV. K.

         IN WITNESS WHEREOF, the undersigned authorized officer has executed this Certificate the 2nd day of August, 2000.

                                       THCG, INC.
                                       By:____________________________
                                       Name: _________________________
                                       Title: ________________________

EXHIBIT A

                              NOTICE OF CONVERSION

The undersigned hereby irrevocably elects to convert (the "Conversion") the Face Amount of the Series A Preferred Stock (the "Preferred Stock") set forth below, plus all accrued and unpaid Premium relating thereto (each defined term used but not defined in this notice shall have the meaning assigned to it in the Designation, Preferences and Rights of Series A Convertible Participating Preferred Stock of THCG, Inc. (the "Certificate of Designation")), into shares of common stock ("Common Stock") of THCG, Inc. (the "Company") according to the conditions of the Certificate of Designation, as of the date written below. If securities are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. No fee will be charged to the Holder for any conversion except as provided herein.

The undersigned covenants that all offers and sales by the undersigned of the securities issuable to the undersigned upon conversion of this Preferred Stock shall be made pursuant to registration of the Common Stock under the Securities Act of 1933, as amended (the "Act"), or pursuant to an exemption from registration under the Act.

In the event of partial exercise, please reissue an appropriate certificate for the balance of shares of Preferred Stock which shall not have been converted.

                                    Date of Conversion:
                                    Applicable Conversion Price:
                                    Face Amount of Preferred Stock:
                                    Number of Shares of Common Stock
                                    to be issued upon conversion:


                                    Signature:

                                    Name:

                                    Address:

                                    Fax Number (for confirmation):